UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 16, 2011

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The terms of the outstanding Legg Mason, Inc. Equity Units provide for a final period from June 23, 2011 to June 27, 2011 to remarket the 5.6% Senior Notes due June 30, 2021 (the “Notes”) which are part of the Equity Units.  Legg Mason plans to engage in a remarketing of the Notes during that period, and expects to purchase all of the outstanding Notes subject to that remarketing.  As a result, Legg Mason expects that the $103 million in principal amount of outstanding Notes will be retired on June 30, 2011, the date on which holders of Equity Units will purchase approximately 1.8 million shares of Legg Mason common stock for cash (the proceeds of the remarketed debt) under the terms of the purchase contracts that are part of the Equity Units.  If any Equity Unit holders elect to withhold their Notes from the remarketing (and to use other cash to satisfy their obligations under the purchase contracts), those Notes will remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

	Date: June 16, 2011	By:	/s/ Thomas P. Lemke

Thomas P. Lemke Senior Vice President and General Counsel

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